Exhibit 10.9

Grantor:	The Female Health Company 515 N. State Street Suite 225 Chicago, IL 60610	Lender:	Heartland Bank 212 S. Central St. Louis, MO 63105

THIS COMMERCIAL SECURITY AGREEMENT dated July 20, 2004, is made and executed between The Female Health Company, a Wisconsin corporation ("Grantor"), and Heartland Bank ("Lender").

GRANT OF SECURITY INTEREST.  For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION.  The word "Collateral" as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement:

All Accounts; all Chattel Paper (whether tangible or electronic); all Commercial Tort Claims identified on Schedule 1 hereto; all Deposit Accounts, all cash, and all other property from time to time deposited therein and the monies and property in the possession or under the control of the Lender; all Documents; all Equipment; all Fixtures; all General Intangibles (including, without limitation, all Payment Intangibles); all Goods; all Instruments (including, without limitation, Promissory Notes); all Inventory; all Investment Property; all Copyrights, Patents and Trademarks, and all Licenses; all Letter-of-Credit Rights; all Supporting Obligations; and all other tangible and intangible personal property of Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of Grantor described in this Collateral section (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by Grantor in respect of any of the items listed above), and all books, correspondence, files and other records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of Grantor or any other Person from time to time acting for Grantor that at any time evidence or contain information relating to any of the property described in this Collateral section or are otherwise necessary or helpful in the collection or realization thereof.

In addition, the word "Collateral" also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(A)	All accessions, attachments, accessories, tools, parts, supplies, replacements of and additions to any of the collateral described herein, whether added now or later.

(B)	All products and produce of any of the property described in this Collateral section.

(C)
All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

(D)
All Proceeds (including cash and non-cash and insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

(E)
All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

RIGHT OF SETOFF.  To the extent permitted by applicable law, during the continuance of an Event of Default, Lender shall have the right of setoff in and against all Grantor's accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL.  With respect to the Collateral, Grantor represents and promises to Lender that:

Perfection of Security Interest.  Grantor agrees to execute financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral.  Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender.  This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender.  Upon payment in full of all Indebtedness under the Loan Agreement and the termination of all commitments by Lender to provide loans or other extensions of credit under the Loan Agreement, this Security Agreement and the security interests created hereby will terminate.

Notice to Lender.  Grantor will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor's name; (2) change in Grantor's assumed business name(s); (3) change in Grantor's principal office address; (4) change in Grantor's state of organization; or (5) conversion of Grantor to a new or different type of business entity.  Grantor shall not change its state of organization until after Lender has received notice from Grantor.

No Violation.  The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

Location of the Collateral.  Except in the ordinary course of Grantor's business, Grantor agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Grantor's address shown above.  Lender confirms that the locations identified in the Loan Agreement are acceptable (the "Approved Locations").  Upon Lender's request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following (1) all real property Grantor owns or is purchasing; (2) all real property Grantor is renting or leasing; (3) all storage facilities Grantor owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located.

Removal of the Collateral.  Except in the ordinary course of Grantor's business, including the sales of inventory, Grantor shall not remove the Collateral from an Approved Location without Lenders' prior written consent.  To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the state of their registration, without Lender's prior written consent.  Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

Transactions Involving Collateral.  Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than a lien in favor of Lender and other than liens permitted by the Loan Agreement.  During the continuance of an Event of Default, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition.  Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title.  Grantor represents and warrants to Lender that Grantor owns the Collateral, free and clear of all liens and encumbrances except for liens in favor of Lender and except for liens permitted by the Loan Agreement.  Except with respect to liens in favor of Lender, no financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented.  Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

Repairs and Maintenance.  Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect (ordinary wear and tear excepted).  Grantor further aggress to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may attach to or be filed against the Collateral (except for liens in favor of Lender and such claims as are being contested in good faith by Grantor).

Inspection of Collateral.  Lender and Lender's designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

Taxes, Assessments and Liens.  Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents.  Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay.  In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral.  Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.  Grantor further agrees to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner.  Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay.

Compliance with Governmental Requirements.  Grantor shall comply promptly with all laws and, in all material respects, all ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, including all laws or regulations relating to the undue erosion of highly-erodible land or relating to the conversion of wetlands for the production of an agricultural product or commodity.  Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals.

Hazardous Substances.  Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains in lien on the Collateral, used in violation of any Environmental Laws or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance.  The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for Hazardous Substances.  Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement.  This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

Insurance.  Grantor shall procure and maintain insurance as provided in the Loan Agreement.

Application of Insurance Proceeds.  Grantor shall promptly notify Lender of any material loss or damage to the Collateral.  Upon prior written notice to Grantor, Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty.  All proceeds of any insurance on the Collateral shall be applied by Grantor to the repair or replacement of the damaged or destroyed Collateral.  Any proceeds which have not been so applied within six (6) months after their receipt shall be used to prepay the Indebtedness.

Insurance Reports.  Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following:  (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy.

Financing Statements.  Grantor authorizes Lender to file a UCC Financing Statement, or alternatively, a copy of this Agreement to perfect Lender's security interest.  At Lender's request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender's security interest in the Property.  Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs.  Grantor irrevocably appoints Lender to execute financing statements and documents of title in Grantor's name and to execute all documents necessary to transfer title during the continuance of an Event of Default.  Lender may file a copy of this Agreement as a financing statement.  If Grantor changes Grantor's name or address, Grantor will promptly notify the Lender of such change.

GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS.  Until an Event of Default has occurred and is continuing and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral.  Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts.  At any time and even though no Event of Default exists, and upon giving written notice to Grantor, Lender may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender, for application to the Indebtedness if there exists an Event of Default.  If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for the purpose as Grantor shall request or as Lender, in Lender's reasonable discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care.  Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure to Indebtedness.

LENDER'S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to), and upon written notice to Grantor, take any action that Lender deems reasonably appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the annual rate of four percent (4%) in excess of the prime rate of Lender from time to time, from the date incurred or paid by Lender to the date of repayment by Grantor.  All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.  The Agreement also will secure payment of these amounts.  Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence and during the continuance of an Event of Default.

EVENT OF DEFAULT.  An "Event of Default" under the Loan Agreement shall constitute an Event of Default under this Agreement.

RIGHTS AND REMEDIES ON EVENT OF DEFAULT.  Upon the occurrence and during the continuance of an Event of Default, Lender shall have all the rights of a secured party under the Uniform Commercial Code.  In addition and without limitation, Lender may exercise any one or more of the following rights and remedies.:

Accelerate Indebtedness.  Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor.

Assemble Collateral.  Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral.  Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designed by Lender.  Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral.

Sell the Collateral.  Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Grantor.  Lender may sell the Collateral at public auction or private sale.  Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made.  However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale.  The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition.  All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

Appoint Receiver.  Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness.  The receiver may serve without bond if permitted by law.  Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount.

Collect Revenues, Apply Accounts.  Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral.  Lender may at any time in Lender's discretion transfer any Collateral into Lender's own name and that of Lender's nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine.  Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine.  For these purposes, Lender may, on behalf of and in the name of the Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral.  To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

Obtain Deficiency.  If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement.  Grantor shall be liable for deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Other Rights and Remedies.  Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time.  In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, inequity, or otherwise.

Election of Remedies.  Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare an Event of Default.

COUNTERPARTS.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

FINAL AGREEMENT.  BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT:  (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

ADDRESS FOR NOTICES.  All notices required or permitted hereunder shall be given in the manner and at the addresses as provided in the Loan Agreement.

MISCELLANEOUS PROVISIONS.  This following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless give in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses.  Grantor agrees to pay upon demand all of Lender's reasonable costs and expenses, including Lender's reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement.  Lender may hire or pay someone else to enforce this Agreement, and Grantor shall pay the reasonable costs and expenses of such enforcement.  Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Lender may also recover from Grantor all reasonable court or other collection costs (including, without limitation, fees and charges of collection agencies) actually incurred by Lender.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law.  This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Missouri, except and only to the extent of procedural matters related to the perfection and enforcement of Lender's rights and remedies against the Collateral, which matters shall be governed by the laws of the State of Wisconsin.  However, in the event that the enforceability or validity or any provision of this Agreement is challenged or questioned, such provision shall be governed by whichever applicable state or federal law would uphold or would enforce such challenged or questioned provision.  The loan transaction which is evidenced by the Note and this Agreement has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of Missouri.

Choice of Venue.  If there is a lawsuit, Grantor agrees, upon Lender's request to submit to the jurisdiction of the courts of St.  Louis County, Missouri and the United States District Court for the Eastern District of Missouri.

No Wavier by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender or a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and, except as otherwise provided in this Agreement or the Loan Agreement, in all cases such consent may be granted or withheld in the sole discretion of Lender.

Power of Attorney.  Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties.  Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement.  Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral.

Severability.  If a court of competent jurisdiction finds any provision on this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid or unenforceable as to any other circumstances.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns.  Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successor and assigns.  If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

Survival of Representations and Warranties.  All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full.

Time is of the Essence.  Time is of the essence in the performance of this Agreement.

Waive Jury.  All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Account.  The word "Account" means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owning to Grantor (or to a third party grantor acceptable to Lender).

Agreement.  The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

Borrower.  The word "Borrower" means The Female Health Company.

Collateral.  The word "Collateral" means all of Grantor's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Environmental Laws.  The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.  ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub.  L.  No.  99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default.  The words "Event of Default" has the meaning set forth in the Loan Agreement.

Grantor.  The word "Grantor" means The Female Health Company.

Indebtedness.  The word "Indebtedness" means the indebtedness evidenced by the Note, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower or Grantor or any other borrower, guarantor, pledgor, obligor or accommodation party is responsible under this Agreement, including any swap, option or forward obligations.

Lender.  The word "Lender" means Heartland Bank, its successors and assigns.

Loan Agreement.  The words "Loan Agreement" means the Loan Agreement dated of even date herewith between Grantor and Lender, as the same may be amended, renewed or extended.

Note.  The word "Note" means the promissory note made by Grantor payable to the order of Lender evidencing the obligation of Grantor to pay the aggregate unpaid principal amount of the loan made by Lender to Grantor in the principal face amount of $500,000, and all extensions, renewals and modifications thereto.

Property.  The word "Property" means all of Grantor's right, title and interest in and to all the Property as described in the "Collateral Description" section of this Agreement.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREES TO ITS TERMS.

GRANTOR:

THE FEMALE HEALTH COMPANY

By: /s/ O.B. Parrish
Name: O.B. Parrish
Title: Chairman and CEO

SCHEDULE 1

COMMERCIAL TORT CLAIMS

[None]